SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                   November 12, 2003

HPSC, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-11618	04-256004
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 State Street, Boston, MA		02109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 720-3600

Item 5.  Other Events.

On November 12, 2003, HPSC, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) among the Company, General Electric Company, a New York Corporation (“GE”) and Patriot HFS, Inc., a Delaware corporation and a wholly-owned subsidiary of GE (“Merger Sub”).  Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company, and the Company will continue as the surviving corporation and as a wholly-owned subsidiary of GE (the “Merger”).  As a result of the Merger, each issued and outstanding share of common stock par value $0.01 per share, of the Company (“Company Common Stock”) will be automatically converted into the right to receive the number of shares of common stock, par value $0.16 per share, of GE (“GE Common Stock”) determined by dividing $14.50 by the Average GE Share Price (as defined in the Merger Agreement) and rounding the result to the nearest one thousandth of a share.  The Average GE Share Price is defined as the average of the daily volume-weighted sales price per share of GE Common Stock on the New York Stock Exchange Tape for each of the 10 consecutive trading days ending on the trading day which is three calendar days prior to the consummation of the Merger.  In addition, each outstanding option to purchase shares of Company Common Stock, whether or not vested or exercisable, shall be (or shall become) vested and exercisable and such options thereafter shall be canceled by the Company, and each holder of a canceled option shall be entitled to receive from the Company, in consideration for the cancellation of such option, the number of GE Common Stock pursuant to the formula set forth in the Merger Agreement.  GE shall pay cash in lieu of issuing any fractional shares.

The consummation of the Merger is contingent upon approval of the Merger by the stockholders of the Company, regulatory approvals and other closing conditions set forth in the Merger Agreement, including effectiveness of the Registration Statement. Although the Merger is expected to be completed in late 2003 or early 2004, there can be no assurance as to whether or when the Merger will be completed.   The Merger is intended to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

In connection with the Merger Agreement, certain stockholders of the Company have entered into a Voting Agreement with GE.  The Voting Agreement provides that these stockholders will vote their shares of Company Common Stock in favor of approval and adoption of the Merger Agreement and approval of the Merger.  A copy of the Voting Agreement entered into by John W. Everets, Raymond R. Doherty and Rene Lefebvre is attached hereto as exhibit 2.2.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.  On November 12, 2003, the Company and GE issued a joint press release announcing that the Company and GE had entered into the Merger Agreement.  The joint press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

(c)                                  Exhibits

2.1                                 Agreement and Plan of Merger, dated as of November 12, 2003, by and among General Electric Company, a New York Corporation, HPSC Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of General Electric Company, and HPSC, Inc., a Delaware corporation.*

2.2                                 Voting Agreement, dated as of November 12, 2003, by and among GE, John W. Everets, Raymond R. Doherty and Rene Lefebvre.*

99.1                           Joint press release of HPSC, Inc. and General Electric Company, issued on November 12, 2003.

* Does not contain schedules or exhibits.  A copy of such schedules and/or exhibits will be furnished to the Securities Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HPSC, Inc.
Registrant

DATED: November 12, 2003	By:	/s/ John W. Everets
John W. Everets
Chairman and Chief
Executive Officer